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                                                                    EXHIBIT 4.29

             FIRST AMENDMENT TO SAVINGS AND PROFIT SHARING PLAN FOR
                 EMPLOYEES OF FIRST INTERSTATE BANCSYSTEM, INC.

         The Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., as restated effective January 1, 2001 (the "Plan") is hereby amended as follows, effective January 1, 2002:


                                    ARTICLE 1

         Section 2.1(kk) of the Plan, is amended by the deletion of the existing wording and the substitution of the following wording:

         (kk) "PLAN YEAR" means, for periods prior to January 1, 2002, the calendar year beginning each January 1. The period January 1, 2002 through December 30, 2002 shall be a short Plan Year. Beginning December 31, 2002, the Plan Year shall be the 12 month period beginning each December 31 and ending on the next following December 30


                                    ARTICLE 2

         Section 2.1 of the Plan, is amended by the addition of the following sections (ww) though (bbb):

         (ww) "APPLICABLE ESTIMATED TAX ANNUALIZATION PERIOD" means any tax annualization period within the Tax Year of the Employer relating to the Employer's calculation and payment of estimated income taxes.

         (xx) "TAX YEAR" means the Fiscal Tax Year of the Employer that begins on January 1 and ends on December 31.

         (yy) "APPLICABLE TAX YEAR" means the Tax Year in which the Plan Year begins.

         (zz) "APPLICABLE MINIMUM EMPLOYER CONTRIBUTION" means an amount contributed by the Employer to the Trust pursuant to Section
                  4.14 of the Plan for each Plan Year beginning on or after January 1, 2002.

         (aaa) "SPECIFIED MINIMUM EMPLOYER CONTRIBUTION" means an amount contributed by the Employer to the Trust pursuant to Section
                  4.15 of the Plan for each Plan Year beginning on or after January 1, 2002.

         (bbb) "LAST DAY PARTICIPANT" means any Employee who is an Employee and a Participant on the last day of the Applicable Estimated Tax Annualization Period."



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                                    ARTICLE 3

         Article IV of the Plan is amended by the addition of a new Section 4.14 as follows:

         4.14 APPLICABLE MINIMUM EMPLOYER CONTRIBUTIONS. Notwithstanding any provision of the Plan to the contrary, the following provisions shall govern the treatment of Applicable Minimum Employer Contributions:

         (a) FREQUENCY AND ELIGIBILITY. For each Plan Year beginning on or after January 1, 2002, the Employer shall make a discretionary Applicable Minimum Employer Contribution on behalf of the group of Employees who are Last Day Participants during the Applicable Estimated Tax Annualization Period. The Applicable Minimum Employer Contribution will be based on Compensation earned by the Last Day Participants in the Applicable Estimated Tax Annualization Period. The Applicable Minimum Employer Contribution for each Plan Year shall be in an amount determined by the Board of Directors by appropriate resolution on or before the last day of the Applicable Estimated Tax Annualization Period.

         (b) ALLOCATION METHOD. Each Last Day Participant's share shall be determined as follows:

                  (1) The Applicable Minimum Employer Contribution shall be allocated during the Plan Year as Before-Tax Contributions described in Section 4.3 of the Plan, Matching Contributions described in Section 4.3 of the Plan and Employer Profit Sharing Contributions, described in Section 4.1 of the Plan, to the Before-Tax Contributions Account, Matching Contributions Account and Employer Profit Sharing Contributions Accounts, respectively, of each Last Day Participant pursuant to Article IV of the Plan.

                  (2) Second, if any of the Applicable Minimum Employer Contribution remains after the allocation in paragraph (1), above, the remainder shall, to the extent allowable under Section 415 of Code, be allocated as an additional Matching Contribution on the last day of the Plan Year to each Last Day Participant's Matching Contributions Account, in the ratio that such Last Day Participant's Before-Tax Contributions during the Plan Year bears to the Before-Tax Contributions of all Last Day Participants during the Plan Year.

                           The Applicable Minimum Employer Contributions allocated as an additional Matching Contribution shall be treated in the same manner as Matching Contributions for all purposes of the Plan.



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                  (3)      Third, any balance of the Applicable Minimum Employer
                           Contribution remaining unallocated after the allocation in paragraphs (1) and (2), above, shall be allocated as an Employer Profit Sharing Contribution to each Last Day Participant's Employer Profit
                           Sharing Contributions Account, in the ratio that the Last Day Participant's Compensation during the Plan Year bears to the total Compensation of all Last Day Participants during the Plan Year.

                  (4) The Administrator shall reduce the proportionate allocation under paragraphs (1), (2) and (3) above, to Participants who are Highly Compensated Employees, to the extent necessary to comply with the provisions of Section 401(a)(4) of the Code and the regulations thereunder. Any such amount will be allocated and reallocated to the remaining Participants to the extent allowed under Section 415 of the Internal Revenue Code.

                  Notwithstanding any other provision of the Plan to the contrary, any allocation of Before-Tax Contributions to a Last Day Participant's Before-Tax Contributions Account shall be made under Section 4.3 or this Section, as appropriate, but not both sections. Similarly, any allocation of Matching Contributions or Employer Profit Sharing Contributions to a Last Day Participant's Matching Contributions Account or Employer Profit Sharing Contributions Account shall be made under Sections 4.3 or 4.1, respectively, or this Section, as appropriate, but not both sections.

         (c) TIMING, MEDIUM AND POSTING. The Employer shall make the Applicable Minimum Employer Contribution in cash, in one or more installments without interest, at any time during the Plan Year, and for purposes of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions, for its Tax Year that ends within such Plan Year. The Trustee shall post such amount to each Last Day Participant's Before-Tax Contributions Account, Matching Contributions Account or Employer Profit Sharing Contributions Account, as appropriate, once the allocations under Section 4.14(b), above, are determined.

                  The Applicable Minimum Employer Contribution shall be held in a suspense account until posted. Such suspense account shall not participate in the allocation of investment gains, losses, income and deductions of the trust as a whole, but shall be invested separately. All gains, losses, income and deductions attributable to such suspense account shall be applied to reduce Plan fees and expenses. In no event will amounts remain in the suspense account after the end of the Plan Year.

         (d) DEDUCTION LIMITATION. In no event shall the Applicable Minimum Employer Contribution, when aggregated with other Employer and



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                  Participant contributions for the Employer's Tax Year that ends within such Plan Year, exceed the amount deductible by the Employer for federal income tax purposes for such Tax Year."

                                    ARTICLE 4

         Article IV of the Plan is amended by the addition of a new Section 4.15 as follows:

         4.15 SPECIFIED MINIMUM EMPLOYER CONTRIBUTION. Notwithstanding any provision of the Plan to the contrary, the following provisions shall govern the treatment of Specified Minimum Employer Contributions.

         (a) FREQUENCY AND ELIGIBILITY. For each Plan Year beginning on or after January 1, 2002, the Employer shall make a discretionary Specified Minimum Employer Contribution on behalf of the group of Employees who are Employees and Plan Participants from the first day through the last day of the Applicable Tax Year (First Day Participants). The Specified Minimum Employer Contribution will be based on Compensation earned by the First Day Participants in the Applicable Tax Year. The Specified Minimum Employer Contribution for each Plan Year shall be in an amount determined by the Board of Directors by appropriate resolution on or before the last day of the Applicable Tax Year.

         (b) ALLOCATION METHOD. Each First Day Participant's share shall be determined as follows:

                  (1) The Specified Minimum Employer Contribution shall be allocated during the Plan Year as Before-Tax Contributions described in Section 4.3 of the Plan, Matching Contributions described in Section 4.3 of the Plan and Employer Profit Sharing Contributions described in Section 4.1 of the Plan, to the Before-Tax Contributions Account, Matching Contributions Account and Employer Profit Sharing Contributions Account, respectively, of each First Day Participant pursuant to Article IV of the Plan.

                  (2) Second, if any of the Specified Minimum Employer Contribution remains after the allocation in paragraph (1), above, the remainder shall, to the extent allowable under Section 415 of the Code, be allocated as an additional Matching Contribution on the last day of the Plan Year to each First Day Participant's Matching Contributions Account, in the ratio that such First Day Participant's Before-Tax Contributions during the Plan Year bears to the Before-Tax Contributions of all First Day Participants during the Plan Year.



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                           The Specified Minimum Employer Contributions
                           allocated as an additional Matching Contribution shall be treated in the same manner as Matching Contributions for all purposes of the Plan.

                  (3) Third, any balance of the Specified Minimum Employer Contribution remaining unallocated after the allocation in paragraphs (1) and (2), above, shall be allocated as an Employer Profit Sharing Contribution to each First Day Participant's Employer Profit Sharing Contributions Account, in the ratio that the First Day Participant's Compensation during the Plan Year bears to the total Compensation of all First Day Participants during the Plan Year.

                  (4) The Administrator shall reduce the proportionate allocation under paragraphs (1), (2) and (3), above, to Participants who are Highly Compensated Employees to the extent necessary to comply with the provisions of Section 401(a)(4) of the Code and the regulations thereunder. Any such amount will be allocated and reallocated to the remaining Participants to the extent allowed under Section 415 of the Code.

                  Notwithstanding any other provision of the Plan to the contrary, any allocation of Before-Tax Contributions to a First Day Participant's Before-Tax Contributions Account shall be made under Section 4.3 or this Section, as appropriate, but not both sections. Similarly, any allocation of Matching Contributions or Employer Profit Sharing Contributions to a First Day Participant's Matching Contributions Account or Employer Profit Sharing Contributions Account shall be made under Sections 4.3 or 4.1, respectively, or this Section, as appropriate, but not both sections.

         (c) TIMING, MEDIUM AND POSTING. The Employer shall make the Specified Minimum Employer Contribution in cash, in one or more installments without interest, at any time during the Plan Year, and for purposes of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions, for its Tax Year that ends within such Plan Year. The Trustee shall post such amount to each First Day Participant's Before-Tax Contributions Account, Matching Contributions Account and Employer Profit Sharing Contributions Account, as appropriate, once the allocations under Section 4.15 above, are determined.

                  The Specified Minimum Employer Contribution shall be held in a suspense account until posted. Such suspense account shall not participate in the allocation of investment gains, losses, income and deductions of the trust as a whole, but shall be invested separately. All gains, losses, income and deductions attributable to such suspense account shall be applied to reduce Plan fees and expenses. In no event will amounts remain in the suspense account after the end of the Plan Year.



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         (d)      DEDUCTION LIMITATION. In no event shall the Specified Minimum
                  Employer Contribution, when aggregated with other Employer and Participant contributions for the Employer's Tax Year that ends within such Plan Year, exceed the amount deductible by the Employer for federal income tax purposes for such Tax Year."

                                    ARTICLE 5

         The foregoing Amendment is adopted on condition that the Internal Revenue Service does not determine, by ruling or determination letter, that this Amendment would result in the Plan's failure to be "qualified" in the meaning of
Section 401(a) of the Internal Revenue Code of 1986, as amended, and exempt from taxation under Section 501(a) of the Code. If the Internal Revenue Service does determine that this Amendment would disqualify the Plan and it appears that no modification to it which would be satisfactory to the Employer would also be acceptable to the Service, then so much of the Amendment that cannot be so modified shall be void and of no effect.


                                    ARTICLE 6

         Except as modified herein, all provisions of the Plan shall remain in full force and effect.

         DATED this 28th day of March, 2002.


                                       FIRST INTERSTATE BANCSYSTEM, INC.


                                       By: /s/ ROBERT A. JONES
                                          --------------------------------------
                                          Its Senior Vice President
                                              ----------------------------------
                                              3-28-02

                                                            "Company"



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